Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 29, 2008 relating to the financial statements of NYSE Euronext, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, New York
February 29, 2008